Exhibit 10.1

Form of Bank Plan of Merger

THIS BANK PLAN OF MERGER (“Bank Plan of Merger”) dated September __, 2006, is by and between COMMUNITYBANKS, a Pennsylvania bank and trust company (“Community”) and BUCS FEDERAL BANK, a federal savings association (“BUCS”).

BACKGROUND

A.  Community is a wholly-owned subsidiary of Community Banks, Inc., a Pennsylvania corporation (“CMTY”).

B.  BUCS is a wholly-owned subsidiary of BUCS Financial Corp, a Maryland corporation (“BFC”).

C. CMTY and BFC have executed an Agreement dated September __, 2006 (the “Agreement”). The Agreement provides for the merger of BUCS with and into Community, with Community surviving such merger, but only after closing of the “Merger” provided for in the Agreement. After closing of the “Merger,” Community and BUCS will each be direct wholly-owned subsidiaries of CMTY. This Bank Plan of Merger is being executed by Community and BUCS pursuant to the Agreement.

D. Capitalized terms used in this Bank Plan of Merger that are not otherwise defined herein shall have the meanings given them in the Agreement.

In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the United States of America, the State of Maryland and the Commonwealth of Pennsylvania, Community and BUCS, intending to be legally bound hereby, agree:

ARTICLE I - MERGER

Subject to the terms and conditions of this Bank Plan of Merger, and in accordance with the applicable laws and regulations of the United States of America, the State of Maryland and the Commonwealth of Pennsylvania, on the Effective Date (as that term is defined in Article V hereof):

(a)  BUCS shall merge with and into Community, under the charter of Community;

(b)  the separate existence of BUCS shall cease; and

(c)  Community shall be the surviving bank.

Such transaction is referred to herein as the “Bank Merger,” and Community, as the surviving bank in the Bank Merger, is referred to herein as the “Surviving Bank.”

ARTICLE II - NAME AND BUSINESS OF BANK

The name of the Surviving Bank shall be Community. The business of the Surviving Bank shall be that of a state, non-member bank with trust powers. This business shall be conducted by the Surviving Bank at its main office which shall be located at 150 Market Square, Millersburg, Pennsylvania, and its legally established branches and other facilities.

ARTICLE III - ARTICLES OF INCORPORATION AND BYLAWS

3.1 Articles of Incorporation. On and after the Effective Date, the articles of Community, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation of the Surviving Bank, until changed in accordance with applicable law, such articles of incorporation, and the Surviving Bank’s bylaws.

3.2 Bylaws. On and after the Effective Date, the bylaws of Community, as in effect immediately prior to the Effective Date, shall automatically be and remain the bylaws of the Surviving Bank, until changed in accordance with applicable law, the Surviving Bank’s articles of association, and such bylaws.

ARTICLE IV - BOARD OF DIRECTORS AND OFFICERS

4.1 Board of Directors. On and after the Effective Date, the directors of Community duly elected and holding office immediately prior to the Effective Date shall be the directors of the Surviving Bank, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of the Surviving Bank.

4.2 Officers. On and after the Effective Date, the officers of Community duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Bank, together with those officers of BUCS who have been offered and who have accepted positions of employment with Community, and such other officers as may be appointed from time to time, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank.

ARTICLE V - CONVERSION OF SHARES

5.1 Community Capital Stock. Each share of Community capital stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of identical capital stock of the Surviving Bank.

5.2 BUCS Capital Stock. Each share of BUCS capital stock issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

ARTICLE VI - EFFECTIVE DATE OF THE MERGER

The Bank Merger shall be effective at the time specified in the articles of merger filed with the Department of Banking of the Commonwealth of Pennsylvania (the “Effective Date”), provided that in no event may the Bank Merger be effective unless or until any required consent from or notice to the Office of Thrift Supervision has been received or made and any requisite waiting period has expired.

ARTICLE VII - EFFECT OF THE MERGER

On the Effective Date the separate existence of BUCS shall cease, and all of the property (real, personal and mixed), rights, powers, duties and obligations of BUCS shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations. The savings accounts of BUCS shall become savings accounts of the Surviving Bank on the same basis as prior to the Effective Date.

ARTICLE VIII - CONDITIONS PRECEDENT

The obligations of Community and BUCS to effect the Bank Merger shall be subject to closing of the “Merger” provided for in the Agreement.

ARTICLE IX - TERMINATION

This Bank Plan of Merger shall terminate automatically upon any termination of the Agreement in accordance with its terms; provided, however, that any such termination of this Bank Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

ARTICLE X - AMENDMENT

This Bank Plan of Merger may be amended at any time prior to consummation of the Bank Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

ARTICLE XI - MISCELLANEOUS

11.1 Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Bank Plan of Merger.

11.2 Notices. Any notice or other communication required or permitted under this Bank Plan of Merger shall be given, and shall be effective, in accordance with the provisions of Section 8.06 of the Agreement.

11.3 Captions. The headings of the several Articles herein are intended for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Bank Plan of Merger.

11.4 Counterparts. For the convenience of the parties hereto, this Bank Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

11.5 Governing Law. This Bank Plan of Merger shall be governed by and construed in accordance with applicable laws of the United States of America and in accordance with the laws of the Commonwealth of Pennsylvania.

11.6 Liquidation Account. The liquidation account established by BUCS in connection with its conversion from mutual to stock form shall be assumed by the Surviving Bank.

IN WITNESS WHEREOF, Community and BUCS have caused this Bank Plan of Merger to be executed by their duly authorized officers on the date first written above, each pursuant to a resolution of its board of directors, acting by at least two-thirds of the Board.

COMMUNITYBANKS	Attest:

By: _____________________________ Eddie L. Dunklebarger President and CEO	By: _____________________________ Patricia E. Hoch, Senior VP and Secretary

BUCS FEDERAL BANK	Attest:

By:
Herbert J. Moltzan, President and CEO	, Secretary